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                                                                EXHIBIT 10(n)xxi


[LOGO]                         SILICON VALLEY BANK

                                   SCHEDULE TO

                           LOAN AND SECURITY AGREEMENT

BORROWER:         CALBIOCHEM-NOVABIOCHEM CORPORATION
ADDRESS:          10394 PACIFIC CENTER COURT
                  SAN DIEGO, CALIFORNIA  92121

DATE:             JUNE 27, 1997

         THIS SCHEDULE is an integral part of the Loan and Security Agreement between Silicon Valley Bank ("Silicon") and the above-named borrower ("Borrower") of even date.

CREDIT LIMIT
(Section 1.1):

                                        An amount not to exceed $5,000,000 at
                                        any one time outstanding (the "Revolving
                                        Loans" and the loan facility is referred to as the "Revolving Loan Facility").


     LETTER OF CREDIT SUBLIMIT:         Silicon, in its reasonable discretion,
                                        will from time to time during the term
                                        of this Agreement issue letters of
                                        credit for the account of the Borrower
                                        ("Letters of Credit"), in an aggregate
                                        amount at any one time outstanding not
                                        to exceed $500,000, upon the request of
                                        the Borrower, provided that, on the date the Letters of Credit are to be issued, Borrower has availability under the
                                        Revolving Loan Facility in an amount
                                        equal to or greater than the face amount of the Letters of Credit to be issued.
                                        Prior to the issuance of any Letters of
                                        Credit, Borrower shall execute and
                                        deliver to Silicon Applications for
                                        Letters of Credit and such other
                                        documentation as Silicon shall specify
                                        (the "Letter of Credit Documentation").
                                        Fees for the Letters of Credit shall be
                                        as provided in the Letter of Credit
                                        Documentation. Letters of Credit may
                                        have a maturity date up to twelve months beyond the Maturity Date in effect from time to time, provided that if on the Maturity Date, or on any earlier effective date of termination, there are any outstanding letters of credit issued by Silicon or issued by another institution based upon an application, guarantee, indemnity or similar agreement on the part of Silicon, then on such date Borrower shall provide to Silicon cash collateral in an amount equal to the face amount of all such letters of credit plus all interest, fees and costs due or to become due in connection therewith, to secure all of the Obligations relating to said letters of credit, pursuant to Silicon's then standard form cash pledge agreement.

                                        The Loans available under Revolving Loan
                                        Facility at any time shall be reduced by the face amount of Letters of Credit from time to time outstanding.



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SILICON VALLEY BANK                                  LOAN AND SECURITY AGREEMENT
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     RESERVE                            RELATING LOAN The Loans available under
                                        the Revolving Loan Facility at any time
                                        shall be reduced by an amount determined by Silicon, in its discretion, up to $200,000 relating to the loan made by Silicon to Stelios Papadopoulos.

     FOREIGN EXCHANGE
     CONTRACT SUBLIMIT                  Up to $3,000,000 (the "Contract Limit")

                                        may be utilized for spot and future
                                        foreign exchange contracts (the
                                        "Exchange Contracts"). The Credit Limit
                                        regarding the Revolving Loan Facility
                                        available at any time shall be reduced
                                        by the following amounts (the "Foreign
                                        Exchange Reserve") on each day (the
                                        "Determination Date"): (i) on all
                                        outstanding Exchange Contracts on which
                                        delivery is to be effected or settlement allowed more than two business days from the Determination Date, 10% of the gross amount of the Exchange Contracts; plus
                                        (ii) on all outstanding Exchange
                                        Contracts on which delivery is to be
                                        effected or settlement allowed within
                                        two business days after the
                                        Determination Date, 100% of the gross
                                        amount of the Exchange Contracts. In
                                        lieu of the Foreign Exchange Reserve for 100% of the gross amount of any Exchange Contract, the Borrower may request that Silicon debit the Borrower's bank account with Silicon for such amount, provided Borrower has immediately available funds in such amount in its bank account.

                                        Silicon may, in its discretion,
                                        terminate the Exchange Contracts at any
                                        time (a) that an Event of Default occurs or (b) that there is not sufficient availability under the Credit Limit and Borrower does not have available funds in its bank account to satisfy the Foreign Exchange Reserve. If either Silicon or Borrower terminates the Exchange Contracts, and without limitation of the FX Indemnity Provisions (as referred to below), Borrower agrees to reimburse Silicon for any and all fees, costs and expenses relating thereto or arising in connection therewith.

                                        Borrower shall not permit the total
                                        gross amount of all Exchange Contracts
                                        on which delivery is to be effected and
                                        settlement allowed in any two business
                                        day period to be more than $500,000 (the
                                        "Settlement Limit"), nor shall Borrower
                                        permit the total gross amount of all
                                        Exchange Contracts to which Borrower is
                                        a party, outstanding at any one time, to exceed the Contract Limit.

                                        Notwithstanding the above, however, the
                                        amount which may be settled in any two
                                        (2) business day period may, in
                                        Silicon's sole discretion, be increased
                                        above the Settlement Limit up to, but in no event to exceed, the amount of the Contract Limit (the "Discretionary Settlement Amount") under either of the following circumstances (the
                                        "Discretionary Settlement
                                        Circumstances"):

                                            (i) if there is sufficient
                                            availability under the Credit Limit
                                            regarding the Revolving Loan
                                            Facility in the amount of the
                                            Foreign Exchange Reserve as of each
                                            Determination Date, provided that
                                            Silicon in advance shall reserve the
                                            full amount of the Foreign Exchange
                                            Reserve against the Credit Limit
                                            regarding the Revolving Loan
                                            Facility; or



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SILICON VALLEY BANK                                  LOAN AND SECURITY AGREEMENT
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                                            (ii) if there is insufficient
                                            availability under the Credit Limit
                                            regarding the Revolving Loan
                                            Facility as to settlements within
                                            any two (2) business day period if
                                            Silicon is able to: (A) verify good
                                            funds overseas prior to crediting
                                            Borrower's deposit account with
                                            Silicon (in the case of Borrower's
                                            sale of foreign currency); or (B)
                                            debit Borrower's deposit account
                                            with Silicon prior to delivering
                                            foreign currency overseas (in the
                                            case of Borrower's purchase of
                                            foreign currency);

                                        Provided that it is expressly understood that Silicon's willingness to adopt the Discretionary Settlement Amount is a matter of Silicon's sole discretion and the existence of the Discretionary Settlement Circumstances in no way means or implies that Silicon shall be obligated to permit the Borrower to exceed the Settlement Limit in any two business day period.

                                        In the case of Borrower's purchase of
                                        foreign currency, Borrower in advance
                                        shall instruct Silicon upon settlement
                                        either to treat the settlement amount as an advance under the Credit Limit regarding the Revolving Loan Facility, or to debit Borrower's account for the amount settled.

                                        The Borrower shall execute all standard
                                        form applications and agreements of
                                        Silicon in connection with the Exchange
                                        Contracts, and without limiting any of
                                        the terms of such applications and
                                        agreements, the Borrower will pay all
                                        standard fees and charges of Silicon in
                                        connection with the Exchange Contracts.

                                        Without limiting any of the other terms
                                        of this Loan Agreement or any such
                                        standard form applications and
                                        agreements of Silicon, Borrower agrees
                                        to indemnify Silicon and hold it
                                        harmless, from and against any and all
                                        claims, debts, liabilities, demands,
                                        obligations, actions, costs and expenses
                                        (including, without limitation,
                                        attorneys' fees of counsel of Silicon's
                                        choice), of every nature and
                                        description, which it may sustain or
                                        incur, based upon, arising out of, or in any way relating to any of the Exchange Contracts or any transactions relating thereto or contemplated thereby (collectively referred to as the "FX Indemnity Provisions").

                                        The Exchange Contracts shall have
                                        maturity dates no later than the
                                        Maturity Date.

SUPPLEMENT:                             The Supplement to Schedule to Loan
                                        Agreement (the "Supplement") as attached to the original Schedule to Loan
                                        Agreement, as amended, is incorporated
                                        into and forms a part of this Schedule
                                        and this Loan Agreement.

INTEREST RATE (Section 1.2):            Interest on the Loans shall be paid at
                                        the applicable Interest Rate (as defined in the Supplement).

                                        Interest shall be calculated on the
                                        basis of a 360-day year for the actual
                                        number of days elapsed.

                                        "Prime Rate" means the rate announced
                                        from time to time by Silicon as its
                                        "prime rate;" it is a base rate upon
                                        which other rates charged by Silicon are based, and it is not necessarily the best rate




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SILICON VALLEY BANK                                  LOAN AND SECURITY AGREEMENT
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                                        available at Silicon. The interest rate
                                        applicable to the Prime Rate-based
                                        Obligations shall change on each date
                                        there is a change in the Prime Rate.



LOAN ORIGINATION FEE
(Section 1.3):                          See Amendment to Loan Agreement of even
                                        date herewith.


MATURITY DATE
(Section 5.1):                          JUNE 27, 1999

PRIOR NAMES OF BORROWER
(Section 3.2):                          CALBIOCHEM CORPORATION; CBC ACQUISITION
                                        CORPORATION
TRADE NAMES OF BORROWER
(Section 3.2):                          NONE

OTHER LOCATIONS AND ADDRESSES
(Section 3.3):                          BOULEVARD INDUSTRIAL PARK, PADGE ROAD,
                                        BEESTON, NOTTINGHAM UNITED KINGDOM NG9
                                        2JR; 80-84 ROGERS STREET, CAMBRIDGE,
                                        MASSACHUSETTS.

MATERIAL ADVERSE LITIGATION
(Section 3.10):                         NONE

NEGATIVE COVENANTS-EXCEPTIONS
(Section 4.6):                          Without Silicon's prior written consent,
                                        Borrower may do the following, provided
                                        that, after giving effect thereto, no
                                        Event of Default has occurred and no
                                        event has occurred which, with notice or passage of time or both, would constitute an Event of Default, and provided that the following are done in compliance with all applicable laws, rules and regulations: (i) Borrower may upstream funds and make loans to the Parent without any restriction; and (ii)
                                        Borrower may pay or declare dividends on Borrower's stock in any form.

FINANCIAL COVENANTS
(Section 4.1): Borrower shall cause the Parent to comply with all of the following covenants on a consolidated basis. Compliance shall be determined as of the end of each quarter, except as otherwise specifically provided below:

     QUICK ASSET RATIO:                 Parent shall maintain a ratio of "Quick
                                        Assets" to current liabilities of not
                                        less than 1.75 to 1.

     TANGIBLE NET WORTH:                Parent shall maintain a tangible net
                                        worth of not less than $34,000,000,
                                        excluding the amount of the foreign
                                        currency translation account.

     DEBT TO TANGIBLE
     NET WORTH RATIO:                   Parent shall maintain a ratio of total
                                        liabilities to tangible net worth of not more than 1.00 to 1.



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SILICON VALLEY BANK                                  LOAN AND SECURITY AGREEMENT
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     CLEAN-UP PERIOD:                   During each annual period on and after
                                        the IPO Consummation, there shall be
                                        period of 30 days when no Loans shall be outstanding.

     DEFINITIONS:                       "Current assets," and "current
                                        liabilities" shall have the meanings
                                        ascribed to them in accordance with
                                        generally accepted accounting
                                        principles.

                                        "Tangible net worth" means the excess of total assets over total liabilities, determined in accordance with generally accepted accounting principles, excluding however all assets which would be classified as intangible assets under generally accepted accounting principles, including without limitation goodwill, licenses, patents, trademarks, trade names, copyrights, capitalized software and organizational costs, licences and franchises.

                                        "Quick Assets" means cash on hand or on
                                        deposit in banks, readily marketable
                                        securities issued by the United States,
                                        readily marketable commercial paper
                                        rated "A-1" by Standard & Poor's
                                        Corporation (or a similar rating by a
                                        similar rating organization),
                                        certificates of deposit and banker's
                                        acceptances, and accounts receivable
                                        (net of allowance for doubtful
                                        accounts).

     DEFERRED REVENUES:                 For purposes of the above quick asset
                                        ratio, deferred revenues shall not be
                                        counted as current liabilities. For
                                        purposes of the above debt to tangible
                                        net worth ratio, deferred revenues shall not be counted in determining total liabilities but shall be counted in determining tangible net worth for purposes of such ratio. For all other purposes deferred revenues shall be counted as liabilities in accordance with generally accepted accounting principles.

     SUBORDINATED DEBT:                 "Liabilities" for purposes of the
                                        foregoing covenants do not include
                                        indebtedness which is subordinated to
                                        the indebtedness to Silicon under a
                                        subordination agreement in form
                                        specified by Silicon or by language in
                                        the instrument evidencing the
                                        indebtedness which is acceptable to
                                        Silicon.

OTHER COVENANTS
(Section 4.1):                          Borrower shall at all times comply with
                                        all of the following additional
                                        covenants:

                                        1.  BANKING RELATIONSHIP.  Borrower
                                        shall at all times maintain its primary
                                        banking relationship with Silicon.

                                        2.  WARRANTS.  Borrower shall continue
                                        in effect the Warrant to Purchase Stock
                                        and related documents it entered into
                                        with Silicon in connection with the
                                        original execution of the Loan
                                        Agreement.

                                        3.  LINE FEE.  Borrower shall pay to
                                        Silicon a quarterly unused line fee
                                        equal to .125% per annum calculated upon the amount by which the Credit Limit regarding Revolving Loans exceeds the average daily principal balance of the outstanding Revolving Loans and Letters of Credit during the immediately preceding quarter (or part thereof) while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be payable on the first day of each quarter in arrears.



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SILICON VALLEY BANK                                  LOAN AND SECURITY AGREEMENT
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                                        IN WITNESS WHEREOF, the undersigned have
                                        caused this Agreement to be executed by
                                        their duly authorized representatives.

                                          BORROWER:

                                             CALBIOCHEM-NOVABIOCHEM CORPORATION


                                             BY /s/ JAMES G. STEWART
                                               --------------------------------
                                                  PRESIDENT OR VICE PRESIDENT

                                             BY /s/ ARTHUR E. ROKE
                                                -------------------------------
                                                SECRETARY OR ASS'T SECRETARY


                                          SILICON:

                                             SILICON VALLEY BANK

                                             BY /s/ LINDA LE BEAU
                                               --------------------------------

                                             BY  SVP
                                                -------------------------------


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